Exhibit 10.4

Share Pledge Agreement

This Share Pledge Agreement (hereinafter, this “Agreement”) is entered into in Beijing of the People’s Republic of China (hereinafter, the “PRC”) as of August 4, 2009 by and between the following Parties:

Party A: Tianjin Frank Education Consultancy Co., Ltd (hereinafter referred to as the “Pledgee”) , a wholly foreign-owned enterprise registered in China.

Address: Room 3024, Building A, No. 2 of Wuhuadao, Huayuan Industry District, Tianjin

Party B: Min Hu (hereinafter the “Pledgor”)

ID Card No.: 41071119640703102X

Address: 701, Building 18, Yimei Garden, Haidian District, Beijing

Party C: Zhengmao Hu (hereinafter the “Pledgor”)

ID Card No.: 410221197004140213

Address: 701, Building 18, Yimei Garden, Haidian District, Beijing

(Min Hu and Zhengmao Hu are hereinafter referred to individually and collectively as the “Pledgor”.)

Party D: Beijing Frank Education Investment and Management Co., Ltd (hereinafter referred to as “Beijing Frank”), a company registered in Beijing of China mainly engaged in education investment and management business.

Whereas:

1.	Beijing Frank and the Pledgee entered into Management and Service Agreement on August 4, 2009, in which Beijing Frank entrusts the Pledgee to provide relevant consultancy service to it and agrees to pay the related service fee for the service to the Pledgee.

2.	On August 4, 2009, Tianjin Frank entered into management and service agreements respectively with the Branch of Suixian Senior High School, the Branch of Suixian Hui High School and Shandong International Polytechnic School of Translation (“three Schools”), in which Tianjin Frank provide the relevant management services to three Schools and in exchange for services fees from three Schools during the terms of the relevant agreements.

3.	The Pledgor and Pledgee entered into Loan Agreement on August 4, 2009 (“Loan Agreement”), in which Pledgee provided RMB15,000,000 to Pledgor and the relevant rights and obligations of both parties under Loan Agreement;

4.	The Pledgors are citizens of the People’s Republic of China (“China”), and holds 100% of the equity interest in Beijing Frank; and the Pledgors intend to pledge all equity interest they hold in Beijing Frank to Tianjin Frank, as the guarantee for performance of Contracts Obligations; and Beijing Frank agrees upon the arrangement of such share pledge and agrees to provide assistance for the registration of such share pledge.

The Parties have mutually agreed to execute this Agreement upon the following terms

Article 1 Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge refers to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	Equity Interest refers to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

1.3	Term of Pledge refers to the term set forth in Section 3.2 of this Agreement.

1.4	Event of Default refers to any of the circumstances set forth in Article 7 of this Agreement.

1.5	Notice of Default refers to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

1.6	Contract Obligations: means all contractual obligations of Pledgor under the Equity Transfer Exclusive Option Agreement, Proxy Agreement, Loan Agreement, and all contractual obligations of Beijing Frank under the Equity Transfer Exclusive Option Agreement, Proxy Agreement and Management and Service Agreement; and all obligations of thee Schools under the management and service agreements.

Article 2 The Pledge

As collateral security for the prompt and complete payment and performance of Contract Obligations when due (whether at stated maturity, by acceleration or otherwise), Pledgor hereby assign, conveys, mortgages, pledges, hypothecates, grants, transfer and sets over to Pledgee a first security interest in all of Pledgor’s right, title and interest, whether now owned or hereafter acquired by Pledgor in the Equity Interest of Beijing Frank.

Article 3 Term of Pledge

3.1	The Pledge shall become effective as of the date when the Pledge is registered in the shareholders’ register. The Pledge shall be continuously valid until all Contract Obligations have been fulfilled. The parties agree that Pledgor shall register the Pledge in industry and commerce administration within the shortest time limit following the execution of this Agreement.

3.2	During the term of the Pledge, in the event of default, Pledgee shall have the right, but not the obligation, to dispose of the Equity Interest in accordance with the provisions of this Agreement.

Article 4 Custody of Records for Equity Interest subject to Pledge

4.1	During the term of the Pledge, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire term of the Pledge set forth in this Agreement.

4.2	Pledgee shall have the right to collect dividends generated by the Equity Interest during the term of the Pledge.

Article 5 Representations and Warranties of Pledgor

5.1	Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

Article 6 Covenants and Further Agreements of Pledgor

6.1	Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1	not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Equity Transfer Exclusive Option Agreement executed by Pledgor, Pledgee and Beijing Frank on August 4, 2009;

6.1.2	comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3	promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2	Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3	To protect or perfect the security interest granted by this Agreement for performance of Contract Obligations, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of equity interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4	Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

Article 7 Event of Default

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	The relevant parties fail to fulfill Contract Obligations;

7.1.2	Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3	Pledgor and Party C fail to complete the filing procedure of the Pledge stipulated in Section 3.1;

7.1.4	Pledgor and Party C breach any provisions of this Agreement;

7.1.5	Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee;

7.1.6	Pledgor’s own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties

(1) become due subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.7	Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8	The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.9	Adverse changes in properties owned by Pledgor, which lead Pledgee to believe that that Pledgor’s ability to perform its obligations under this Agreement has been affected;

7.1.10	The successor or custodian of Party C is capable of only partially perform or refuses to perform Contract Obligations; and

7.1.11	Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2	Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pay all outstanding payments due under the Management and Service Agreement and Loan Agreement to Pledgee, and/or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

Article 8 Exercise of Pledge

8.1	Prior to the full performance of Contract Obligations, without the Pledgee’s written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C.

8.2	Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3	Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default. Once Pledgee decides to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4	In the event of default, Pledgee is entitled to take possession of the Equity Interest pledged hereunder and to dispose of the Equity Interest, to the extent permitted and in accordance with applicable laws, without obligation to account to Pledgor for proceeds of disposition and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee. Likewise, in such circumstance Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest.

8.5	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

Article 9 Assignment

9.1	Without Pledgee’s prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2	This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3	At any time, Pledgee may assign any and all of its rights and obligations under the Management and Service Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under Management and Service Agreement, upon Pledgee’s request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4	In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5	Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the parties hereto or any of them, including the Equity Transfer Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

Article 10 Termination

Upon the full performance of Contract Obligations, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

Article 11 Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, cost of production, stamp tax and any other taxes and fees, shall be borne by Party C.

Article 12 The Duty to Maintain Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

Article 13 Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration ruling shall be final and binding on all parties.

13.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

Article 14 Notices

14.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: 2501, China World Tower 1, No. 1 Jianguomenwai Avenue, Beijing 100004, P. R. China

Attn: Zhou Yu

Phone: +86-10-65059999

Facsimile: +86-10-65059468

Party B: 701, Building 18, Yimei Garden, Haidian District, Beijing

Attn: Min Hu, Zhengmao Hu

Phone: +86-10-82758574

Facsimile: +86-10-82758574

Party C: 2501, China World Tower 1, No. 1 Jianguomenwai Avenue, Beijing 100004, P. R. China

Attn: Zhou Yu

Phone: +86-10-65059999

Facsimile: +86-10-65059468

14.3	Any party may at any time change its address for notices by a notice delivered to the other party in accordance with the terms hereof.

Article 15 Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Article 16 Attachments

The attachments set forth herein shall be an integral part of this Agreement.

Article 17 Effectiveness

17.1	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the parties.

17.2	This Agreement is written in Chinese and English in four copies. Pledgors Pledgee and Party C shall hold one copy respectively. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Party A: Tianjin Frank Education Consultancy Co., Ltd

Signature: /s/

Name: Zhou Yu

Title: Authorized Representative

Party B: Min Hu

Signature: /s/

Zhengmao Hu

Signature: /s/

Party C: Beijing Frank Education Investment and Management Co., Ltd

Signature: /s/

Name: Min Hu

Title: Authorized Representative

Beijing Frank Education Investment and Management Co., Ltd

Shareholder List

Shareholder Name	Address	Contribution Capital		Capital Contribution Certificate No.
Min Hu	41071119640703102X, 701, Building 18, Yimei Garden, Haidian District, Beijing	RMB	14,800,000	No.001
Zhengmao Hu	410221197004140213, 701, Building 18, Yimei Garden, Haidian District, Beijing	RMB	200,000	No.002

(Note: this form is made in accordance with relevant provisions of Company Law)

Beijing Frank Education Investment and Management Co., Ltd

August 4, 2009